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                                                                    EXHIBIT 23.3

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated May 7, 1999, April 27, 1999 and July 16, 1999 in the Registration Statement (Form S-1 No. 333-00000) and related Prospectus of Miami Cruiseline Services Holdings I B.V. for the registration of 000,000 shares of its common stock.

                                        /s/ Ernst & Young LLP

Miami, Florida
August 18, 1999